Exhibit 99.1

NEWS RELEASE

Visteon Announces Third-Quarter 2020 Results

•Net sales of $747 million; 3% increase Y/Y excluding currency
•Net income of $6 million or $0.21 per diluted share
•Adjusted net income of $38 million or $1.36 per diluted share, excluding restructuring charges
•Adjusted EBITDA of $87 million, 11.6% of sales
•$1.5 billion in new business wins and record 23 new product launches in Q3
•Repaid $400 million on revolving credit facility; $87 million net cash position

VAN BUREN TOWNSHIP, Mich., Oct. 29, 2020 — Visteon Corporation (NASDAQ: VC) today announced third-quarter net sales of $747 million, representing a year-over-year increase of 3% excluding the impact of currency.

Gross margin in the third quarter was $99 million, and net income attributable to Visteon was $6 million or $0.21 per diluted share. Adjusted net income was $38 million or $1.36 per diluted share, which excludes restructuring charges. Adjusted EBITDA, a non-GAAP measure as defined below, was $87 million for the third quarter of 2020 or 11.6% of sales.

During the third quarter, the company was awarded $1.5 billion in new business, for a total of $3.2 billion for the first nine months. Visteon launched a record of 23 new products in the third quarter, totaling 44 for the year to date, which will enable the company to continue to outperform the market.

Cash provided by the company's operations for the first nine months was $97 million and capital expenditures were $83 million. Adjusted free cash flow, a non-GAAP financial measure as defined below, for the first nine months of 2020 was $37 million, compared to $21 million for the same period in 2019. The company repaid in full $400 million of the revolving credit facility it drew at the end of the first quarter and ended the third quarter with cash of $435 million and debt of $348 million, representing a net cash position of $87 million.

The company’s focus on cost controls is evident in the significant reductions in both engineering and adjusted SG&A, which are down 25% and 19%, respectively, over the prior year. Both areas benefited from a combination of short and long-term structural cost-saving initiatives, which will allow Visteon to support its business growth with an optimized structure.

“The proactive measures we took earlier in the year to control costs also helped Visteon achieve record profitability for a third quarter,” said President and CEO Sachin Lawande. “We launched a record 23 new products in Q3, including products on flagship vehicles such as the new Ford F-150 and the Mercedes Benz S-Class. The combined projected lifetime revenue of these 23 launches is more than $2.5 billion, and will help Visteon continue our market outperformance in the coming quarters.”

The company advanced its growth strategy in the third quarter by launching a 12.4-inch digital cluster, telematics control unit and scalable audio solution for the all-new 2021 Ford F-150, and a digital instrument cluster for Daimler’s S-Class sedan. The rest of the year remains strong with multiple programs scheduled for launch during the fourth quarter.

New business wins were robust in the quarter. Key wins included a 12-inch display for a Japanese OEM, the success of Visteon’s Android-based VW Play infotainment system, which helped the company secure a similar Android infotainment award with a U.S.-based OEM, and an extension of its previously awarded battery management system.
About Visteon

Visteon is a global technology company that designs, engineers and manufactures innovative cockpit electronics and connected car solutions for the world’s major vehicle manufacturers. Visteon is driving the smart, learning, digital cockpit of the future, to improve safety and the user experience. Visteon is a global leader in cockpit electronic products including digital instrument clusters, information displays, infotainment, head-up displays, telematics, SmartCore™ cockpit domain controllers, and the DriveCore™ autonomous driving platform. Visteon also delivers artificial intelligence-based technologies, connected car, cybersecurity, interior sensing, and embedded multimedia and smartphone connectivity software solutions. Headquartered in Van Buren Township, Michigan, Visteon has approximately 10,000 employees at more than 40 facilities in 18 countries. Visteon had sales of approximately $3 billion in 2019. Learn more at www.visteon.com.

Conference Call and Presentation

Today, Thursday, Oct. 29, at 9 a.m. ET, the company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 866-411-5196
Outside U.S./Canada: 970-297-2404
Conference ID: 9459369

(Call approximately 15 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the Investors section of Visteon’s website. A news release on Visteon’s third-quarter results will be available in the News section of the website.

A replay of the conference call will be available through the company’s website or by dialing
855-859-2056 (toll-free from the U.S. and Canada) or 404-537-3406 (international). The conference ID for the phone replay is 9459369. The phone replay will be available for one week following the conference call.

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Use of Non-GAAP Financial Information
Because not all companies use identical calculations, adjusted gross margin, adjusted SG&A, adjusted EBITDA, adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow used throughout this press release may not be comparable to other similarly titled measures of other companies.

The company has withdrawn its financial guidance and, due to the continued uncertainty of market conditions, will not be providing revised guidance until there is better clarity regarding the COVID-19 impact.

In order to provide the forward-looking non-GAAP financial measures for full-year 2020, the company is providing reconciliations to the most directly comparable GAAP financial measures on the subsequent slides. The provision of these comparable GAAP financial measures is not intended to indicate that the company is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Forward-looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:

•continued and future impacts of the coronavirus (COVID-19) pandemic on our financial condition and business operations including global supply chain disruptions, market downturns, reduced consumer demand and new government actions or restrictions;

•conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;

•our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated;

•our ability to satisfy future capital and liquidity requirements, including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us, our ability to comply with financial and other covenants in our credit agreements, and the continuation of acceptable supplier payment terms;

•our ability to satisfy pension and other post-employment benefit obligations;

•our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;

•general economic conditions, including changes in interest rates and fuel prices, and the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;

•increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and

•those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by our subsequent filings with the Securities and Exchange Commission).

Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this press release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended Sept. 30, 2020. New business wins, re-wins and backlog do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer cancellations, installation rates, customer price reductions and currency exchange rates.

Follow Visteon:

Contacts:

Media:

Dave Barthmuss
805-660-1914
dave.barthmuss@visteon.com

Investors:

Kris Doyle
201-247-3050
kdoyle@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Net sales	$747	$731	$1,761	$2,201
Cost of sales	(648)	(647)	(1,605)	(1,981)
Gross margin	99	84	156	220
Selling, general and administrative expenses	(45)	(52)	(140)	(167)
Restructuring expense, net	(32)	(1)	(69)	(2)
Interest expense, net	(5)	(3)	(10)	(7)
Equity in net income of non-consolidated affiliates	2	1	4	7
Other income, net	3	2	10	7
Income (loss) before income taxes	22	31	(49)	58
Provision for income taxes	(12)	(13)	(19)	(16)
Net income (loss)	10	18	(68)	42
Net income attributable to non-controlling interests	(4)	(4)	(6)	(7)
Net income (loss) attributable to Visteon Corporation	$6	$14	$(74)	$35

Comprehensive income (loss)	$30	$(4)	$(80)	$21
Less: Comprehensive income attributable to non-controlling interests	7	1	9	4
Comprehensive income (loss) attributable to Visteon Corporation	$23	$(5)	$(89)	$17

Basic earnings (loss) per share attributable to Visteon Corporation	$0.22	$0.50	$(2.65)	$1.25

Diluted earnings (loss) per share attributable to Visteon Corporation	$0.21	$0.50	$(2.65)	$1.24

Average shares outstanding (in millions)
Basic	27.8	28.0	27.9	28.1
Diluted	28.0	28.1	27.9	28.2

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	September 30,	December 31,
	2020	2019
ASSETS
Cash and equivalents	$431	$466
Restricted cash	4	3
Accounts receivable, net	476	514
Inventories, net	164	169
Other current assets	193	193
Total current assets	1,268	1,345

Property and equipment, net	418	436
Intangible assets, net	126	127
Right-of-use assets	168	165
Investments in non-consolidated affiliates	51	48
Other non-current assets	133	150
Total assets	$2,164	$2,271

LIABILITIES AND EQUITY
Short-term debt	$—	$37
Accounts payable	494	511
Accrued employee liabilities	74	73
Current lease liability	31	30
Other current liabilities	189	147
Total current liabilities	788	798

Long-term debt, net	348	348
Employee benefits	280	292
Non-current lease liability	145	139
Deferred tax liabilities	29	27
Other non-current liabilities	72	72

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,344	1,342
Retained earnings	1,605	1,679
Accumulated other comprehensive loss	(282)	(267)
Treasury stock	(2,283)	(2,275)
Total Visteon Corporation stockholders’ equity	385	480
Non-controlling interests	117	115
Total equity	502	595
Total liabilities and equity	$2,164	$2,271

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
OPERATING
Net income (loss)	$10	$18	$(68)	$42
Adjustments to reconcile net income (loss) to net cash provided from (used by) operating activities:
Depreciation and amortization	25	25	75	74
Non-cash stock-based compensation	4	3	13	14
Equity in net income (loss) of non-consolidated affiliates, net of dividends remitted	(2)	(1)	(4)	(7)
Other non-cash items	(1)	—	1	5
Changes in assets and liabilities:
Accounts receivable	(132)	(1)	38	17
Inventories	10	(10)	5	(13)
Accounts payable	160	29	11	49
Other assets and other liabilities	36	(6)	26	(63)
Net cash provided from operating activities	110	57	97	118
INVESTING
Capital expenditures, including intangibles	(18)	(38)	(83)	(109)
Loan repayments from non-consolidated affiliates	—	9	2	11
Net investment hedge	1	—	7	4
Other	(3)	—	(3)	(2)
Net cash used by investing activities	(20)	(29)	(77)	(96)
FINANCING
Borrowings on revolving credit facility	—	—	400	—
Payments on revolving credit facility	(400)	—	(400)	—
Repurchase of common stock	—	—	(16)	(20)
Dividends paid to non-controlling interests	—	(7)	(7)	(7)
Short-term debt repayments, net	(23)	(5)	(37)	(8)
Net cash used by financing activities	(423)	(12)	(60)	(35)
Effect of exchange rate changes on cash	9	(8)	6	(8)
Net increase (decrease) in cash	(324)	8	(34)	(21)
Cash and restricted cash at beginning of the period	759	438	469	467
Cash and restricted cash at end of the period	$435	$446	$435	$446

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company's operating activities across reporting periods. The Company defines Adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, restructuring expense, net interest expense, loss on divestiture, equity in net income of non-consolidated affiliates, gain on non-consolidated affiliate transactions, provision for income taxes, discontinued operations, net income attributable to non-controlling interests, non-cash stock-based compensation expense, and other gains and losses not reflective of the Company's ongoing operations. Because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Visteon:	2020	2019	2020	2019
Net income (loss) attributable to Visteon Corporation	$6	$14	$(74)	$35
Depreciation and amortization	25	25	75	74
Provision for income taxes	12	13	19	16
Non-cash, stock-based compensation expense	4	3	13	14
Interest expense, net	5	3	10	7
Net income attributable to non-controlling interests	4	4	6	7
Restructuring expense, net	32	1	69	2
Equity in net income of non-consolidated affiliates	(2)	(1)	(4)	(7)
Other	1	—	3	1
Adjusted EBITDA	$87	$62	$117	$149
Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses Adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company's business strategies, and (iii) because the Company's credit agreements use similar measures for compliance with certain covenants.

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and Adjusted free cash flow are presented as supplemental measures of the Company's liquidity that management believes are useful to investors in analyzing the Company's ability to service and repay its debt. The Company defines Free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines Adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Free cash flow and Adjusted free cash flow include amounts associated with discontinued operations. Because not all companies use identical calculations, this presentation of Free cash flow and Adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Total Visteon:	2020	2019	2020	2019
Cash provided from operating activities	$110	$57	$97	$118
Capital expenditures, including intangibles	(18)	(38)	(83)	(109)
Free cash flow	$92	$19	$14	$9
Restructuring related payments	11	4	23	12
Adjusted free cash flow	$103	$23	$37	$21
Free cash flow and Adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and Adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses Free cash flow and Adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and Adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company's profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines Adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring expense, loss on divestiture, gain on non-consolidated affiliate transactions, discontinued operations, other gains and losses not reflective of the Company's ongoing operations and related tax effects. The Company defines Adjusted earnings per share as Adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of Adjusted net income and Adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss) attributable to Visteon	$6	$14	$(74)	$35

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Diluted earnings per share:
Net income (loss) attributable to Visteon	$6	$14	$(74)	$35
Average shares outstanding, diluted	28.0	28.1	27.9	28.2
Diluted earnings (loss) per share	$0.21	$0.50	$(2.65)	$1.24

Adjusted earnings per share:
Net income (loss) attributable to Visteon	$6	$14	$(74)	$35
Restructuring expense, net	32	1	69	2
Other, including tax effects of adjustments	—	—	1	1
Adjusted net income (loss)	$38	$15	$(4)	$38
Average shares outstanding, diluted	28.0	28.1	27.9	28.2
Adjusted earnings (loss) per share	$1.36	$0.53	$(0.14)	$1.35

Adjusted net income and Adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and Adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses Adjusted net income and Adjusted earnings per share for internal planning and forecasting purposes.